Exhibit 99.1

SUBSCRIPTION AGREEMENT

Banner Resources Inc.
Suite 302, 2484 Haywood Avenue
West Vancouver, British Columbia V7V 1Y1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of common stock (the "Shares") of Banner Resources Inc. (the "Company") at a price of $0.10 per share (the "Subscription Price").

The Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such shares.

MAKE CHECK PAYABLE TO: Banner Resources Inc.

The Purchaser hereby acknowledges receipt of Registration Statement on Form SB-2 and Offering Memorandum.

The Purchaser confirms that it is a resident of __________________________ (Purchaser, please complete). The Purchaser further acknowledges that the Shares have not been registered under the securities laws of Canada and there are restrictions on the Purchaser's ability to resell the Shares as described in the Form SB-2 and Offering Memorandum. The Purchaser agrees to resell the Shares only in accordance with the provisions of the applicable securities regulations.

If the Purchaser is a resident of British Columbia, the Purchaser may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell the Shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)	The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.
(2)	The seller's residential address or registered office is in British Columbia.
(3)	A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.
(4)	If the seller is a control person of the company, then the seller has held the securities for at least 6 months.
(5)

The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)	The seller sells the securities through a registered investment dealer.
(7)	The registered investment dealer executes the trade through an exchange, or market, outside Canada.
(8)	There has been no unusual effort made to prepare the market or create a demand for the securities.
(9)	The seller has not paid any extraordinary commission or other consideration for the trade.
(10)

If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

The Purchaser hereby consents to the placement of a legend on all certificates representing the Shares in substantially the following form:

"As long as the Company is not a reporting issuer in any Canadian province or territory, the securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the applicable securities legislation, the availability of which is to be established to the satisfaction of the Company."

Executed this _____ day of _____________, 200___, at _____________________________________________ (Street Address), ________________ (City), ________________ (State/Province) ________ (Zip Code).

_____________________________________
Signature of Purchaser

_____________________________________
Printed Name of Purchaser

_____________________________________
Social Security Number/Tax I.D.

Tel. no. __________________

Email address: ____________________

Delivery Instructions: _____________________________________ _____________________________________ _____________________________________
Number of Shares Purchased: _____________________ Total Subscription Price: $_____________ Form of Payment: Cash _________________ Check# _________________ Other _________________

ACCEPTED THIS _____ DAY OF ________________, 200_______.

BANNER RESOURCES INC.

BY: ______________________________

Title: ___________________________